UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):                      November 1, 2006
FAIR ISAAC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16439	94-1499887

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota		55402-3232

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 612-758-5200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
By-Laws, as Amended
Transition Agreement

Item 1.01. Entry into a Material Definitive Agreement.
     Fair Isaac Corporation (the “Company”) has entered into a Transition Agreement (the “Agreement”) with Thomas G. Grudnowski, effective November 1, 2006, in connection with Mr. Grudnowksi’s resignation as the Company’s Chief Executive Officer and President and from the Company’s Board of Directors. Pursuant to the Agreement, Mr. Grudnowski will remain an employee of the Company until January 31, 2007 and will continue to receive his current base salary until that date. Mr. Grudnowski will also receive an incentive award for the fiscal year ended September 30, 2006 in the amount of $660,000 and severance compensation in an amount equal to two times his current base salary. The Agreement also contains a provision terminating the vesting of one of Mr. Grudnowski’s stock options. This brief summary of the material terms of the Agreement is qualified in its entirety by the text of the Agreement which is filed as Exhibit 10 hereto and incorporated by reference into this Exhibit 1.01.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 6, 2006, the Board of Directors of the Company approved an amendment to Article 3.1 of the Company’s By-Laws to decrease the number of directors required to constitute the Board of Directors from eight (8) to seven (7), effective as of November 6, 2006. Article 3.1 of the Company’s By-Laws as amended is attached hereto as Exhibit 3.2 to this Current Report, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibit.
     3.2 Article 3.1 of Fair Isaac Corporation’s By-Laws, as amended
10	Transition Agreement dated November 1, 2006 by and between Fair Isaac Corporation and Thomas G. Grudnowski

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION
By /s/ Andrea M. Fike
Andrea M. Fike
Vice President and General Counsel

Date: November 6, 2006

2

EXHIBIT INDEX

Method
Exhibit	Description	of Filing
3.2	Article 3.1 of Fair Isaac Corporation’s By-Laws, as amended	Filed Electronically

10	Transition Agreement dated November 1, 2006 by and between Fair Isaac Corporation and Thomas G. Grudnowski.	Filed Electronically